Exhibit 10.14
EMMIS COMMUNICATIONS CORPORATION
2004 EQUITY COMPENSATION PLAN AS AMENDED AND RESTATED IN 2008
     1. Purpose. The primary purposes of the Plan are to provide equity compensation in lieu of cash compensation for employees, officers, directors and independent contractors of the Company and its subsidiaries, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the Company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.
     2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Affiliate” means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.
          “Award” means Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Units granted under the Plan.
          “Award Agreement” has the meaning specified in Section 4(b)(vi).
          “Board” means the Board of Directors of the Company.
          “Cause” means, unless otherwise determined by the Committee, conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee’s habitual neglect of his duties; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract , “cause” shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.
          “Change in Control” means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 25% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; or (iv) such other event(s) or circumstance(s) as are determined by the Committee to constitute a Change in Control. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee’s own behalf in a transaction in which the persons (or their Affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.
          For the purposes of this definition, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; “person” means such term as used in Rule 13d-5 of the SEC under the Exchange Act; “beneficial owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and “group” means such term as defined in Section 13(d) of the Exchange Act.
          “Class A Common Stock” means the Class A Common Stock of the Company, par value $.01 per share.
          “Class B Common Stock” means the Class B Common Stock of the Company, par value $.01 per share.
          “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.
          “Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee.
          “Company” means Emmis Communications Corporation, an Indiana corporation.
          “Disability” means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.
          “Effective Date” means June 30, 2004.
          “Eligible Transferee” has the meaning specified in Section 12(b).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.
          “Fair Market Value” of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange or on the NASDAQ Stock Market, the average of the highest and lowest trading prices of the security as reported by such exchange or market on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or (ii) if the security is not listed for trading on a national securities exchange or on the NASDAQ Stock Market, the fair market value of the security as determined by the Committee using the reasonable application of a reasonable valuation method.
          “Family Member” of a Grantee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
          “Grant Date” means the date of grant of an Award determined in accordance with Section 6.
          “Grantee” means an individual or Personal Service Corporation that has been granted an Award.
          “Incentive Stock Option” means an Award under Section 7(b).
          “including” means “including, without limitation.”
          “Measuring Period” has the meaning specified in Section 10(a)(i)(B).
          “Option” means an Award under Section 7.
          “Option Price” means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.
          “Parent” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.
          “Performance Goals” has the meaning specified in Section 10(a)(i).
          “Performance Percentage” has the meaning specified in Section 10(a)(i)(C).
          “Performance Units” means units established by the Committee for purposes of granting an Award under Section 10.
          “Personal Services Contract” means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.
          “Personal Service Corporation” means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.
          “Plan” means the Emmis Communications Corporation 2004 Equity Compensation Plan.
          “Prior Plans” means the Emmis Communications Corporation 1999 Equity Incentive Plan, the Emmis Communications Corporation 2001 Equity Incentive Plan and the Emmis Communications Corporation 2002 Equity Compensation Plan.
          “Restricted Stock” means Stock awarded pursuant to Section 8.
          “SEC” means the Securities and Exchange Commission.
          “Stock” means the Class A Common Stock and the Class B Common Stock.
          “Stock Appreciation Rights” means Awards under Section 9.

          “Subsidiary” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.
          “Termination of Employment” means a cessation of a business relationship with the Company or its Subsidiaries which occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company’s or any Subsidiary’s personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing, and is not expected by the Company to provide, services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated and is not expected by the Company to be extended or renewed. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.
     3. Scope of the Plan.
     (a) Number of Shares. Subject to Section 3(c), an aggregate of four million (4,000,000) shares of Stock plus the number of shares of Stock described in Section 3(d) is hereby made available and is reserved for delivery, of which not more than one half of such shares of Stock may be delivered on account of the grant of Restricted Stock or the Award of Performance Units that are paid in shares of Stock (not including for this limitation shares of Restricted Stock issued in lieu of cash compensation under a stock compensation-type program). Subject to the foregoing limit, shares of Stock held as treasury shares may also be used for or in connection with Awards. No more than one million (1,000,000) shares of Class B common stock shall be available for grant and issuance under the Plan from the four million (4,000,000) additional shares of stock authorized for delivery under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.
     (b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 26, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:
(i)	With respect to Stock subject to Options, 300,000 shares;

(ii)	With respect to Stock subject to Stock Appreciation Rights, 300,000 shares;

(iii)	With respect to Restricted Stock (other than Restricted Stock issued in payment of an Award of Performance Units or issued in lieu of cash compensation under a stock compensation-type program), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

(iv)	With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).
     (c) Re-Use of Shares. If and to the extent an Award or any portion thereof shall expire or terminate for any reason without having been exercised in full or shall be forfeited, or if shares are used as Performance Units but paid in cash, shares of Stock available for such Award or any portion thereof (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price or tax withholding, if any, associated with an Award by the transfer of Stock or the withholding or surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.
     (d) Addition of Stock from Prior Plans. In addition to the shares of Stock reserved for issuance under Section 3(a), the number of shares of Stock which were reserved for issuance under any of the Prior Plans but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any shares of Stock subject to awards granted under any Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the first sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Prior Plans. If this Plan is approved or ratified by the shareholders of the Company in accordance with Section 26, the Prior Plans are terminated as of the Effective Date for purposes of granting additional awards, although awards outstanding under such Prior Plans remain in effect in accordance with such Prior Plans and any applicable award agreements.
     4. Administration.
     (a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.
     (b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of any written agreement by which an Award may be granted (“Award Agreements”) and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the

Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee, and (x) to require Awards to be transferred to a non-grantor trust for the benefit of the Grantee.
     (c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
     5. Eligibility. Awards may be granted to or for the benefit of any current or former employee, officer, director, Personal Service Corporation, or independent contractor of the Company or its Subsidiaries; provided, however, that Awards of Options, Restricted Stock, or Stock Appreciation Rights may only be granted to persons with respect to whom the Company is an “eligible issuer” as defined in Treas. Reg. §1.409A-1(b)(5)(iii)(E). In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.
     6. General Terms and Conditions of Grants.
     (a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award.
     (b) Maximum Term. The term of each Award (subject to Section 7(b) with respect to Incentive Stock Options) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.
     (c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.
     7. Options.
     (a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.
     (b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.
     (c) Exercise of Options. Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) by the surrender of all or part of the Option being exercised, or (viii) such other payment method or procedure as the Committee may approve.
     (f) Use of Restricted Stock to Pay Option Price. If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.
     8. Restricted Stock.
     (a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions, if any, applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration.
     (b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that, if the purchase price for Restricted Stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.
     (c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock shall be forfeited: (i) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or (iii) on such other event(s) or circumstance(s) as the Committee deems appropriate.
     (d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and (iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.
     (e) Certificates. Any share of Restricted Stock which is subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee if requested by the Committee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall, if requested by the Committee, bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.
     9. Stock Appreciation Rights.
     (a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.
     (b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.
     (c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.
     10. Performance Units.
     (a) Grant of Performance Units.
     (i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals (“Performance Goals”) applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and assign a “Performance Percentage” to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.
     (ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, EBITDA before certain charges, net income, cash flow (whether pre-tax or after tax), growth in net income or cash flow, earnings per share, growth of earnings per share, market share, market penetration, return on equity, return on assets, or return on capital. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the

Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted, or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.
     (b) Benefit of Performance Units. Except as otherwise provided in Section 13, the benefit for each Performance Unit shall be an amount equal to the product of (i) the Fair Market Value of a Share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.
     (c) Form and Timing of Payment. As soon as practicable following the completion of the Measuring Period applicable to outstanding Performance units, the Committee will certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by each Grantee of Performance Units for that Measuring Period. Payment of the benefit for a Grantee’s Performance Units shall be made by the fifteenth (15th) day of the third (3rd) month following the end of the calendar year or Company’s fiscal year (whichever ends later) in which the Measuring Period ends for such Performance Units. The benefit shall be payable in cash, except that the Committee, with respect to any particular Award of Performance Units, may, in its discretion, pay the benefit wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date on which such benefit is to be paid.
     (d) Termination of Employment. If a Grantee has a Termination of Employment for any reason prior to the end of the Measuring Period with respect to an Award of Performance Units, the Grantee shall forfeit any and all right to payment of any benefit with respect to such Performance Units.
     11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.
     12. Non-Transferability.
     (a) Except as permitted by the Committee in writing or as provided in the applicable Award Agreement, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.
     (b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an award through a gift or a domestic relations order, otherwise than for value, to a Family Member (any recipient in such a transfer, an “Eligible Transferee”). For purposes of this subsection (b), the following transactions are not transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in the entity. An Award that is transferred to a Family Member shall not be transferable by such Family Member, except for (i) a transfer to another Family Member of the original Grantee, or (ii) a transfer by such Family Member’s will or by the laws of descent and distribution upon the death of the Family Member.
     (c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee’s death, the executor or administrator of the Grantee’s estate, could have exercised such Award. The Grantee, or in the event of the Grantee’s death, the

Grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.
     13. Effects of a Change in Control. The terms and provisions of this Section 13 shall apply upon the occurrence of a Change in Control only if the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:
     (a) General. Subject to Section 17 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.
     (b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.
     14. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
     15. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.
     16. Elective Share Withholding.
     (a) Election by Grantee. Subject to Section 16(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.
     (b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee’s right to make such an election shall be subject to the Committee’s right to revoke such right at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; (iii) the Grantee’s election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.
     17. Termination of Employment.
     (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment.
     (b) Options and Stock Appreciation Rights. If a Grantee has a Termination of Employment for Cause, any unexercised Option or Stock Appreciation Right shall terminate upon the Grantee’s Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the date of the Grantee’s Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company’s or any Subsidiary’s personnel policies, except that (i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Grantee’s death, and may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option or Stock Appreciation Right may be exercised, to the extent exercisable on the date of the Grantee’s death, by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s death, and (iii) if the Grantee’s Termination of Employment results from a sale of the station, magazine or other property at which the Grantee is employed or to which the Grantee provides services, then any unvested Option that was scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment.
     (c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option or Stock Appreciation Right that is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option or Stock Appreciation Right has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 17(c), such Option or Stock Appreciation Right may be exercised by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights, but only if such limitation is consented to by the Grantee.
     (d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the lesser of ten (10) years from the Grant Date or the maximum term permitted under the original Award Agreement.
     18. Substituted Awards. If the Committee cancels any Award (granted under this Plan, any prior equity incentive plan(s) of the Company, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted for the canceled Award, then the Committee may, in its discretion, determine the terms and conditions of the new Award,; provided that (i) the new Award shall not contain any terms or conditions that would cause the Award to constitute deferred compensation under Code Section 409A, and (ii) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled.
     19. Securities Law Matters.
     (a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.
     (b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Section 19(b) shall expire on the date of the first Change in Control to which Section 13 applies.
     (c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
     20. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.
     21. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.
     22. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee’s Stock, the Committee may require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
     23. Nature of Payments. Unless otherwise determined by the Committee, any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 17, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.
     25. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.
     26. Adoption and Shareholder Approval. The Plan shall be approved or ratified by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.
     27. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     28. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, except that there shall be no amendment to permit option repricing without shareholder approval. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.
     29. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.
     30. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

     31. Interpretation under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.
     32. Applicable Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.
     33. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
     34. Code Section 409A. All Awards under the Plan are intended to be exempt from the provisions of Code Section 409A, either under Treas. Reg. §1.409A-1(b)(4), in the case of Performance Units, or under Treas. Reg. 1.409A-1(b)(5), in the case of all other Awards. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded. In the event that, notwithstanding such intent, an Award granted hereunder constitutes “deferred compensation” within the meaning of Code Section 409A, then, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable under such Award on account of separation from service to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) month’s following the specified employee’s separation from service; (ii) the determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board of Directors, or its designee, in its discretion (iii) the Grantee will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A; (iv) no event will be treated as a Change in Control with respect to that Award unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v); (v) no acceleration of payment will be permitted with respect to the Award; and (vi) to the extent any other terms of the Plan or the applicable Award Agreement would subject the Grantee to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code Section 409A standards.